Exhibit 99.1

Prelude Therapeutics Announces the Appointment of Charles Morris, M.D. as Chief Medical Officer

WILMINGTON, Del., Apr. 15, 2026 (GLOBE NEWSWIRE) – Prelude Therapeutics Incorporated (Nasdaq: PRLD) (“Prelude Therapeutics” or the “Company”), a clinical-stage precision oncology company, today announced that Dr. Charles Morris will join the Company as Chief Medical Officer effective, April 20, 2026.

“We are thrilled to welcome Dr. Charles Morris to Prelude Therapeutics as Executive Vice President and Chief Medical Officer.” stated Kris Vaddi, Chief Executive Officer of Prelude Therapeutics. “With our two lead programs targeting myeloproliferative neoplasms and ER+ breast cancer advancing expected to enter into clinical development in 2026, Dr. Morris’s deep clinical experience, track record of developing successful oncology medicines and proven leadership will be instrumental in ensuring we execute these programs with both rigor and strategic insight.”

“I am excited to join Prelude Therapeutics at this important point in its evolution to help advance its innovative pipeline of novel cancer therapeutics,” stated Charles Morris, MCChB, MRCP, Chief Medical Officer of Prelude Therapeutics. “With the strong science and thorough understanding of the unmet needs that have driven these programs, I see a real opportunity to make an important difference for patients.”

Dr. Morris is a medical oncologist with over 30 years of oncology drug development experience working with global biotech and pharmaceutical companies and managing multiple drug approvals. Most recently, he served as Chief Medical Officer at Lava Therapeutics. Prior to Lava Therapeutics, Dr. Morris served as Chief Medical Officer for Celyad Oncology, Radius Health, where he contributed to the development of ONSERDU (elacestrant) for breast cancer ImmunoGen – advancing ELAHERE (mirvetuximab soravtansine) for ovarian cancer and Allos Therapeutics, where he contributed to all phases of development for solid and hematological tumor indications. He began his career at AstraZeneca and held roles of increasing responsibility including global medical lead for Faslodex® (fulvestrant) which he helped manage through its approval for HR+/HER2- advanced breast cancer.

Dr. Morris holds his medical degree and Bachelor of Medical Science in Clinical Pharmacology and Therapeutics from Sheffield University Medical School in the United Kingdom and is a Member of the Royal College of Physicians of London.

About Prelude Therapeutics

Prelude Therapeutics is a leading clinical-stage precision oncology company developing innovative medicines in areas of high unmet need for cancer patients. Its pipeline features highly

Exhibit 99.1

selective KAT6A degraders and JAK2V617F mutant selective inhibitors -- new approaches to clinically validated targets with transformative potential for patients. Prelude Therapeutics is leveraging its expertise in targeted protein degradation to create and develop next generation degrader antibody conjugates (DACs) with novel payloads. Prelude Therapeutics is on a mission to extend the promise of precision medicine to every cancer patient in need. For more information, visit www.preludetx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated discovery, preclinical and clinical development activities for Prelude’s product candidates, the potential safety, efficacy, benefits and addressable market for Prelude’s product candidates, the expected timeline for clinical trial results for Prelude’s product candidates, and the expected timeline for entering into clinical development for its two lead programs. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” “schedule,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on the Company’s current expectations and projections about future events and various assumptions. Although Prelude believes that the expectations reflected in such forward-looking statements are reasonable, Prelude cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause Prelude's actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to Prelude's ability to advance its product candidates, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates, clinical trial sites and our ability to enroll eligible patients, supply chain and manufacturing facilities, Prelude’s ability to maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, Prelude's ability to fund development activities and achieve development goals, Prelude's ability to protect intellectual property, and other risks and uncertainties described under the heading "Risk Factors" in Prelude’s Annual Report on Form 10-K for the year ended December 31, 2025, its Quarterly Reports on Form 10-Q and other documents that Prelude files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and Prelude undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Investor Contact:
Robert A. Doody, Jr.
Senior Vice President, Investor Relations

Prelude Therapeutics Incorporated

484.639.7235

rdoody@preludetx.com